As filed with the Securities and Exchange Commission on June 4, 2001


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             -----------------------

                              TRIAD HOSPITALS, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                                            75-2816101
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)


    13455 Noel Road, 20th Floor
          Dallas, Texas                                       75240
(Address of principal executive offices)                    (Zip Code)

                             -----------------------

         Triad Hospitals, Inc. Nonqualified Employee Stock Purchase Plan
                            (Full title of the plan)

                             -----------------------

                               Donald P. Fay, Esq.
                            Executive Vice President
                          General Counsel and Secretary
                              Triad Hospitals, Inc.
                           13455 Noel Road, 20th Floor
                               Dallas, Texas 75240
                     (Name and address of agent for service)

                                 (972) 789-2700
          (Telephone number, including area code, of agent for service)

                             -----------------------


                                   CALCULATION OF REGISTRATION FEE

============================ ======================= ======================== ====================== ===============
                                                            Proposed                Proposed
         Title of                                            maximum                 maximum
        securities                   Amount                 offering                aggregate          Amount of
           to be                     to be                    price                 offering          registration
        registered             registered (1) (2)       per share (3)(4)          price (3)(4)          fee (4)
---------------------------- ----------------------- ------------------------ ---------------------- ---------------

Common Stock, par value          500,000 Shares               $24.99               $12,495,000           $3,123.75
$.01 per share)
============================ ======================= ======================== ====================== ===============

(1) The securities to be registered include an aggregate 500,000 shares reserved for issuance under the Triad Hospitals, Inc. Nonqualified Employee Stock Purchase Plan (the "Plan").
(2) Pursuant to Rule 416, this registration statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(3)  Estimated solely for purpose of calculating the registration fee.
(4) Calculated pursuant to Rule 457(c) and 457(h). Accordingly, the price per share of common stock offered hereunder pursuant to the Plan is calculated to be 24.99, which is the average of the highest and lowest price per share of common stock on the New York Stock Exchange on May 31, 2001.


                                     PART I

         Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to the Plan participant as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Triad Hospitals, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents previously filed by the Company with the Securities and Exchange Commission (the "Commission"):

         (1) The Company's Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 2000.

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

         (3) The Company's Current Reports on Form 8-K filed with the Commission on January 2, 2001, January 17, 2001, April 16, 2001, April 17, 2001, April 18,
2001, April 30, 2001, May 8, 2001 and May 11, 2001.

         (4) The description of the Common Stock of the Company set forth in the Registration Statement on Form 8-A filed with the Commission on April 20, 2001, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         Triad is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law as to indemnification by Triad of its officers and directors. The general effect of such law is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Article Fourteenth of Triad's Certificate of Incorporation provides for the indemnification of Triad's officers and directors in accordance with the Delaware General Corporation Law. Article Tenth of Triad's Certificate of Incorporation includes, as permitted by the Delaware General Corporation Law, certain limitations on the potential personal liability of members of Triad's Board of Directors for monetary damages as a result of actions taken in their capacity as Board members.

         The directors and officers of Triad are covered by insurance policies indemnifying them against certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

Item 7.  Exemption from Registration Claimed.

         None.

Item 8.  Exhibits.

         (a)      Exhibits.

         The following documents are filed as exhibits hereto.

         Exhibit                Description of Exhibit
         -------                ----------------------

          3.1 Certificate of Incorporation of the Company, as amended April 27, 2001, incorporated herein by reference from Exhibit 3.1 to the Company's Post Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (file no. 333-60922) filed with the Commission on April 27, 2001

          3.2 Bylaws of the Company, as amended February 18, 2000, incorporated herein by reference from Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000

          4.1  Triad Hospitals, Inc. Nonqualified Employee Stock Purchase Plan

          4.2 Rights Agreement dated as of May 11, 1999 between the Company and National City Bank as rights agent, incorporated herein by reference from Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999

          4.3  Form of the  Company's  common  stock  certificate,  incorporated herein by reference from Exhibit 4.1 to the Company's Registration Statement on Form 10 (file no. 000-29816) filed with the Commission on April 27, 1999

          5.1  Opinion of Jenkens & Gilchrist, a Professional Corporation

          23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion filed as Exhibit 5.1 hereto)

          23.2 Consent of Ernst & Young LLP, Dallas, Texas

          23.3 Consent of Ernst & Young LLP, Nashville, Tennessee


Item 9.  Undertakings.

         (a) The Company hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 1, 2001.

                                        TRIAD HOSPITALS, INC.


                                        By: /s/   James D. Shelton
                                           ----------------------------------
                                           James D. Shelton
                                           Chief Executive Officer and Chairman
                                           of the Board


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates included:


Signature                                            Capacity                                      Date
---------                                            --------                                      ----


/s/ James D. Shelton                                 Chairman of the Board, Chief Executive      June 1, 2001
--------------------------------------------         Officer, President and Director
James D. Shelton                                     (Principal Executive Officer)


/s/ Michael J. Parsons                               Executive Vice President, Chief             June 1, 2001
--------------------------------------------         Operating Officer and Director
Michael J. Parsons


/s/ Burke W. Whitman                                 Executive Vice President, Chief Financial   June 1, 2001
--------------------------------------------         Officer and Treasurer (Principal
Burke W. Whitman                                     Accounting Officer)


/s/ Thomas G. Loeffler                               Director                                    June 1, 2001
--------------------------------------------
Thomas G. Loeffler, Esq.


/s/ Thomas F. Frist                                  Director                                    June 1, 2001
--------------------------------------------
Thomas F. Frist, III


                                                     Director                                    ________, 2001
--------------------------------------------
Marvin Runyon


/s/ Uwe E. Reinhardt                                 Director                                    June 1, 2001
--------------------------------------------
Uwe E. Reinhardt, Ph.D.


/s/ Dale V. Kesler                                   Director                                    June 1, 2001
--------------------------------------------
Dale V. Kesler


                                                     Director                                    ________, 2001
--------------------------------------------
Gale Sayers


                                                     Director                                    ________, 2001
--------------------------------------------
Donald B. Halverstadt, M.D.


/s/ Barbara A. Durand                                Director                                    June 1, 2001
--------------------------------------------
Barbara A. Durand, Ed.D.


                                                     Director                                    ________, 2001
--------------------------------------------
Russell L. Carson


                                                     Director                                    ________, 2001
--------------------------------------------
James E. Dalton, Jr.


                                INDEX TO EXHIBITS

         Exhibit                Description of Exhibit

          3.1 Certificate of Incorporation of the Company, as amended April 27, 2001, incorporated herein by reference from Exhibit 3.1 to the Company's Post Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (file no. 333-60922) filed with the Commission on April 27, 2001

          3.2 Bylaws of the Company, as amended February 18, 2000, incorporated herein by reference from Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000

          4.1  Triad Hospitals, Inc. Nonqualified Employee Stock Purchase Plan

          4.2 Rights Agreement dated as of May 11, 1999 between the Company and National City Bank as rights agent, incorporated herein by reference from Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999

          4.3  Form of the  Company's  common  stock  certificate,  incorporated herein by reference from Exhibit 4.1 to the Company's Registration Statement on Form 10 (file no. 000-29816) filed with the Commission on April 27, 1999

          5.1  Opinion of Jenkens & Gilchrist, a Professional Corporation

          23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion filed as Exhibit 5.1 hereto)

          23.2 Consent of Ernst & Young LLP, Dallas, Texas

          23.3 Consent of Ernst & Young LLP, Nashville, Tennessee